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                                                                    Exhibit 10.6

                           DELIVERY CONTRACT # 30199

Komsomolsk-on-Amur

                                                                   July 15, 2001

Pioneer Forest, Inc., a corporation, organized and existing under the USA laws, hereinafter referred to as "SELLER", represented by Stephen G. Kasnet, President, on the one side, and JSC "FOREST-STARMA", a legal entity, organized and existing under the Russian Federation laws, hereinafter referred to as "CUSTOMER", represented by Mr. David Daggett, General Director, and Mr. Valery
A. Limarenko, First Deputy General Director, on the other side, (the SELLER and the CUSTOMER are hereinafter referred to as the "PARTIES"), have entered into this Contract as follows:

1.     SUBJECT OF THE CONTRACT

1.1. The SELLER shall deliver and the CUSTOMER shall purchase the goods (hereinafter referred to as the "goods") consisting of logging equipment, transport facilities, spare parts and other wares necessary for the normal operation of the CUSTOMER. The goods carried by sea shall be carried C.I.P. to Vanino, Russian Federation. The goods carried by air shall be delivered C.I.P. to Khabarovsk, Russian Federation. The delivered goods are intended to be used by the CUSTOMER for its own needs.

The delivery obligations of the SELLER and the CUSTOMER are set forth in "INCOTERMS 2000" and are compulsory for both PARTIES under this Contract.

1.2. The goods must be delivered in consignments. For each consignment the PARTIES shall make a separate Attachment to this Contract specifying the name, quantity, price of the goods (in USD) to be delivered, estimated shipping and arrival dates, delivery terms (C.I.P. Vanino, C.I.P. Khabarovsk) as well as other delivery and payment terms in case they differ from those specified in this Contract. Unless otherwise specified in the proper Attachments to the Contract, the goods shall be delivered on the terms indicated in this Contract.

2.     PRICE

2.1. The total value of this Contract shall not exceed 10,000,000.00 (ten million dollars) USD.

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2.2.   Prices for each consignment of the goods delivered under this Contract shall be indicated in the proper Attachment to the Contract provided that the total cost of all goods delivered under this Contract shall not exceed the total value of the Contract specified in 2.1.

2.3. The price of the goods shall include their packaging, transporting, insurance and freight as well as taxes and customs duties as well as other dues and formalities charged in the country of the SELLER in connections with the fulfillment of this Contract.

3.     PAYMENT AND DELIVERY

3.1.   The currency of payments under the Contract shall be US dollars.

3.2. The fees and commission charged by the bank in the country of the SELLER shall be paid by the SELLER. The fees and commission charged by the bank in the country of the CUSTOMER shall be paid by the CUSTOMER.

3.3. The CUSTOMER shall pay for each consignment of the goods in USD within 90 (ninety) days after the CUSTOMER receives the invoice for the specified consignment of the goods. An invoice shall be submitted by the SELLER to the CUSTOMER only after the corresponding consignment of the goods has been cleared of custom clearance formalities on the territory of the Russian Federation. Payments shall be made by way of remitting money from the bank account of the CUSTOMER to the bank account of the SELLER according to Section 9 of the present Contract.

4.     OBLIGATION OF THE SELLER TO PROVIDE DOCUMENTS

4.1 The SELLER shall provide the CUSTOMER with the following package of documents for each consignment of the goods:

       1) Commercial invoice  - original;
       2) Packing list (shipping specifications) - original;
       3) Loading plan of the container - original;
       4) Bill of lading CIP Vanino or Khabarovsk by air (the 1st original and one copy);
       5) Certificate of quality (one original and one copy) as specified in 6.2 of the Contract;
       6) Insurance certificate (the 1st original and one copy); and
       7) Attachment to this Contract, as specified in Section 1.2 hereof.

At the request of the CUSTOMER, the SELLER shall send via fax or mail copies of the invoices of the vendors (manufacturers) of the goods within 10 calendar days.

For this purpose, the SELLER shall keep the invoices of the vendors (manufacturers) for no less than 3 years.

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4.2.   No later than 5 days after the shipping, the SELLER shall e-mail to the
CUSTOMER the following documents for Russian translation: commercial invoice, packing list (shipping specifications), container loading plan.

The above documents translated into Russian shall be signed and stamped by the SELLER for their further presentation to the Russian customs authorities.

4.3. No later than 3 days after the shipping of goods by sea and no later than the day next to the shipping of goods by air, the CUSTOMER shall be faxed the following documents: a copy of the bill of lading, insurance certificate and certificate of quality.

The originals of the above documents as well as the signed and stamped documents specified in Section 4.2. shall be sent by the SELLER by express no later than 3 (three) days after the SELLER receives from the CUSTOMER via e-mail the documents in Russian translation as specified in Section 4.2.

5.     OBLIGATION OF THE SELLER TO PACKAGE AND MARK GOODS

5.1. All delivered goods shall have the packaging ensuring the safe freight of machinery and their parts and suitable for handling by crane, lifting devices and manual carriage. Electric equipment shall be properly wrapped to protect it from salt.

5.2. All delivered goods shall be properly marked. Marking shall be made on each package (box) and on each piece of the machinery which was delivered unpacked. The markings shall be made using indelible paint and shall include the following information:

       Consignor

       Final destination point

       Via (destination points)

       Contract #

       Place #

       Number of pieces

       Gross weight

       Net weight

6.     OBLIGATIONS OF THE CUSTOMER AND THE SELLER

6.1. No later than 10 days before the shipping of the goods, the SELLER shall inform the CUSTOMER via fax about the readiness of the goods for shipping.

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6.2.   The SELLER shall provide the CUSTOMER with the following no later than the date of the arrival of the goods to the destination port:

- the certificates of the State Standard of Russia if the company-manufacturer of the goods is accredited in the Russian Federation through representatives of the company-manufacturer in Russia.

- the international certificates, if the company-manufacturer of the goods is not accredited in the Russian Federation.

6.3. The CUSTOMER is responsible for obtaining export and import licenses and also other licenses if such are required and for covering expenses associated with them under this Contract on the territory of the Russian Federation. The SELLER is responsible for obtaining export and import licenses and also other licenses if such are required and for covering expenses associated with them under this Contract outside the territory of the Russian Federation.

6.4. The goods shall be covered with whatever warranties are provided by the manufacturer.

6.5. The SELLER shall provide the CUSTOMER with the same technical literature and instructions for the goods delivered as the provided by the manufacturer.

7.     FORCE MAJEURE

If the implementation of this Contract is suspended due to military actions, embargo, blocade, strikes, acts of state authorities or other circumstances which are out of control of the PARTIES under this Contract and are force-majeure, the PARTIES shall not be liable for any delays in the implementation of the Contract or failure to implement this Contract during the entire period of force-majeure circumstances.

8.     LEGISLATION OF THE CONTRACT / SETTLEMENT OF DISPUTES

This Contract shall be subject to Massachusetts law, regardless of possible conflicts between certain legal regulations contained in this Contract and the UN Convention on the International Trade Contracts. Should any disputes, disagreements or issues arise between the PARTIES following the signing of the Contract, such disputes, disagreements or issues shall be arbitrated according to the regulations of the American Arbitration Association. Arbitration shall take place in Boston, Massachusetts, USA. The language of the dispute settlement shall be English. The decision regarding the amounts of judgement can be submitted to any court which has the proper jurisdiction. The above court may be petitioned to legally approve the decision and to order its implementation.

9.     LEGAL ADDRESSES AND BANK ACCOUNTS:

CUSTOMER:

Close Joint Stock Company

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"Forest-Starma"

INN 2727001900

Legal address: Vanino, Khabarovsky Region, 1-Chekhova Street, apartment # 3, 682660, Russian Federation

Mailing address: Komsomolsk-on-Amur, Khabarovsky Region, 1-Alleya Truda, Russian Federation.

tel. 7 (42 172) 47-261
fax: 7 (42 172) 44-172

BANK ACCOUNT OF THE CUSTOMER:

Komsomolsk-on-Amur Affiliate of the RegioBank, Khabarovsky Region, 3-Krasnoarmeyskaya St.
Current foreign currency account: No. 40702840708030200405
Transit Account:  No. 40702840208031000405
BIK 040825721,
Corresponding Account  No. 30301840008010011001 of the RegioBank, Khabarovsk

SELLER:

Corporation "Pioneer Forest, Inc."
One Faneuil Hall Marketplace
Boston, Massachusetts, 02109
Tel Number: (617) 878-1600
FAX Number    (617) 878-1699

BANK ACCOUNT OF THE SELLER:

Citibank N.A.
111 Wall Street
New York, NY 10043
USA

Account Number: 30443283
ABA Number: 021-0000-89

10.    OTHER CONDITIONS

10.1. All addenda and changes to this Contract shall be considered effective provided they are properly processed both in English and Russian and are signed with two signatures of the CUSTOMER:

First signature: General Director (or his Deputy) or Financial Director (or his Deputy) or Person with the properly processed power-of-attorney;

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Second signature: Chief Accountant (or his Deputy).

The properly processed and signed addenda and changes are an integral part of this Contract.

10.2. The PARTIES agree that fax copies of the documents drawn under this Contract (including Attachments, addenda and changes) shall be considered legally operative until the originals of the documents are received.

10.3. Neither of the PARTIES shall transfer its rights and liabilities under this Contract to any third party, except legal cessionaries, without obtaining a prior written approval from the other PARTY.

10.4. This Contract shall enter into force on the day indicated on the first page of the Contract.

10.5. The custom clearance of the last consignment of the goods delivered under this Contract must be completed by July 15, 2004.

10.6. The expiry of the Contract shall not free the PARTIES from their contract obligations which appeared before July 15, 2004, or the liability for failure to meet its obligations or the liability for the improper implementation of its obligations.

10.7. This Contract has been signed in three original copies. All original copies are have the equal legal force.

SELLER:


/s/ Stephen G. Kasnet
------------------------
Stephen G. Kasnet,
President

CUSTOMER:


JSC "Forest-Starma"

/s/ David Daggett
-----------------------------
David Daggett
General Director

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/s/ Valery Limarenko
-----------------------------
Valery Limarenko
First Deputy General Director

/s/ Viacheslav Saprikin
-----------------------------
Viacheslav Saprikin
Chief Accountant

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